EXHIBIT 99

FARMER MAC NEWS

FOR IMMEDIATE RELEASE	CONTACT
November 10, 2008	Mary Waters
Farmer Mac
202-872-7700

Farmer Mac Reports Third Quarter Results

$9.8 Billion Guarantee Portfolio Remains Strong;
Results Significantly Affected by Previously
Announced Investment Losses

Washington, D.C. — The Federal Agricultural Mortgage Corporation (Farmer Mac, NYSE: AGM and AGM.A) today stated that previously reported large writedowns on two investments – Fannie Mae and Lehman Brothers Holdings Inc. – were the primary contributors to Farmer Mac incurring a loss on both a core earnings and a GAAP basis for third quarter 2008.  Exclusive of those writedowns, Farmer Mac would have reported core earnings for third quarter of $6.7 million.  Farmer Mac’s underlying business remains sound, and the investment losses were somewhat reduced by higher net interest income attributable to continued favorable funding costs, as well as ongoing fee income from the Corporation’s $9.8 billion guarantee portfolio.

In September 2008, when Fannie Mae entered conservatorship and Lehman Brothers Holdings Inc. declared bankruptcy, Farmer Mac held in its investment portfolio $50.0 million of Fannie Mae floating rate preferred stock and $60.0 million of Lehman Brothers senior debt securities.  As a result of these events, Farmer Mac recognized other-than-temporary impairment charges on these holdings of $44.7 million (in addition to the $5.3 million other-than-temporary impairment recorded in the second quarter) and $52.4 million, respectively, during third quarter 2008.

On a GAAP basis, Farmer Mac’s third quarter 2008 net loss was $106.1 million or $10.55 per diluted share, compared to a net loss of $8.6 million or $0.82 per diluted share for third quarter 2007.  For the nine months ended September 30, 2008, the net loss to common stockholders was $93.0 million or $9.33 per diluted share, compared to net income of $13.7 million or $1.29 per diluted share for the nine months ended September 30, 2007.

In addition to reporting financial results on a GAAP basis, Farmer Mac also reports its core earnings, a non-GAAP measure.  Farmer Mac uses core earnings to measure corporate economic performance and develop financial plans because, in management’s view, core earnings more accurately represent Farmer Mac’s economic performance, transaction economics and business trends before the effects on earnings of changes in the fair values of financial derivatives and trading assets.  Those changes reflect the application of Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS 133”) and Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of FASB Statement No. 115 (“SFAS 159”).  Investors and securities analysts have previously relied upon similar measures to evaluate Farmer Mac’s historical and future performance.  Farmer Mac’s disclosure of this non-GAAP measure is not intended to replace GAAP information but, rather, to supplement it.

Because Farmer Mac’s calculation of core earnings only excludes the items noted above related to fair value changes of financial derivatives and certain other assets carried at fair value, Farmer Mac’s core earnings, like its GAAP results, were adversely affected by the impairment charges on investments during third quarter 2008.  Core earnings were a loss of $90.4 million or $8.98 per diluted share for third quarter 2008, compared to a gain of $7.6 million or $0.71 per diluted share for third quarter 2007.  For the nine months ended September 30, 2008, core earnings were a loss of $72.7 million or $7.30 per diluted share, compared to a gain of $19.4 million or $1.82 per diluted share for the nine months ended September 30, 2007.  Excluding the effects of the other-than-temporary impairment charges recognized during third quarter 2008, core earnings would have been $6.7 million for third quarter 2008 and $29.7 million year-to-date.  Farmer Mac had no other-than-temporary impairment charges during the comparable periods in 2007.  Third quarter 2008 included after-tax charges of $1.0 million related to financial advisory services and $0.3 million for legal fees related to corporate governance and personnel matters.

Farmer Mac Acting President and Chief Executive Officer Michael A. Gerber stated, “While the losses on investment securities dominated our third quarter results, we are pleased that our ability to raise capital combined with our strong core business results during the current financial market turmoil have enabled us to remain in capital compliance and continue to serve the country’s agricultural community.  We are moving forward focused on continuing to strengthen our capital position and are evaluating several initiatives to obtain additional capital so that we can continue to grow our business, particularly given the high demand from agricultural and rural utilities lenders for our programs and products.  We are also revising the risk management practices related to our investment portfolio with greater focus on preserving capital and improving liquidity in furtherance of our Congressional mission to serve rural America.

“It is important to note that while the housing and consumer sectors of the economy have experienced significant credit issues, the agricultural economy has remained strong, as has Farmer Mac’s guarantee portfolio.  As of September 30, 2008, Farmer Mac’s 90-day delinquencies were at historically low levels – $11.5 million, representing 0.23 percent of the portfolio.  Furthermore, Farmer Mac’s net interest income and guarantee fee income were higher during third quarter 2008, underscoring the continued strength of our core business and highlighting our low funding costs.

“We are currently seeing a high demand from agricultural and rural utilities lenders for our programs and products.  Given the limited amount of core capital Farmer Mac has above the statutory minimum capital requirement, we are currently evaluating several initiatives to obtain additional capital that would be necessary to support this potential new business.”

Farmer Mac’s net interest yield, adjusted for the effects of SFAS 133, was 105 basis points ($44.7 million) for the nine months ended September 30, 2008, compared to 74 basis points ($28.4 million) for the nine months ended September 30, 2007.  While it is not possible to predict how long Farmer Mac’s short-term borrowing costs will continue to be as favorable as they were during third quarter, Farmer Mac’s guarantee fee income should continue to track the level of outstanding business volume.

During third quarter 2008, Farmer Mac’s long-term interest rate sensitivity remained low, despite the significant volatility in the financial markets.  Farmer Mac’s effective duration gap was 0.6 months as of September 30, 2008, compared to 0.9 months as of June 30, 2008.

A reconciliation of Farmer Mac’s GAAP net income available to common stockholders to core earnings is presented in the following table; that reconciliation is supplemented by a further adjustment related to the impairment losses on investments to assist in the comparison of results to prior periods.

Reconciliation of GAAP Net Income Available to Common Stockholders to Core Earnings

	Three Months Ended				Nine Months Ended
	September 30, 2008		September 30, 2007		September 30, 2008		September 30, 2007
	(in thousands, except per share amounts)
		Per		Per		Per		Per
		Diluted		Diluted		Diluted		Diluted
		Share		Share		Share		Share

GAAP net income available
to common stockholders	$ (106,136)	$ (10.55)	$ (8,570)	$ (0.82)	$ (92,962)	$ (9.33)	$ 13,721	$ 1.29

Less the effects of SFAS 133
and SFAS 159:
Unrealized losses
on financial derivatives, net of tax	(6,178)	(0.61)	(15,262)	(1.44)	(6,489)	(0.65)	(5,952)	(0.56)

Unrealized losses on
trading assets, net of tax	(9,429)	(0.94)	-	-	(14,081)	(1.41)	-	-

Net effects of settlements on
agency forward contracts,
net of tax	(162)	(0.02)	(953)	(0.09)	345	0.03	281	0.03

Core earnings	$ (90,367)	$ (8.98)	$ 7,645	$ 0.71	$ (72,737)	$ (7.30)	$ 19,392	$ 1.82

Impairment losses on investments	(97,108)	(9.65)	-	-	(102,452)	(10.28)	-	-

Total	$ 6,741	$ 0.67	$ 7,645	$ 0.71	$ 29,715	$ 2.98	$ 19,392	$ 1.82

The writedowns of investment securities resulted in reductions to Farmer Mac’s core capital levels that required the Corporation to raise additional capital to maintain compliance with its statutory minimum capital requirement.  On September 30, 2008, Farmer Mac issued $65.0 million of Series B Preferred Stock.  The Series B Preferred Stock is reported as Mezzanine Equity on Farmer Mac’s Balance Sheet and is a component of Farmer Mac’s core capital for determination of statutory and regulatory capital compliance.  As a result of the issuance of the Series B Preferred Stock, Farmer Mac’s core capital exceeded the statutory minimum capital requirement by $30.0 million as of September 30, 2008.

More complete information on Farmer Mac’s performance for the quarter ended September 30, 2008 is set forth in the Form 10-Q filed by Farmer Mac earlier today with the Securities and Exchange Commission (SEC).

Forward-Looking Statements

In addition to historical information, this release includes forward-looking statements that reflect management’s current expectations for Farmer Mac’s future financial results, business prospects and business developments.  Management’s expectations for Farmer Mac’s future necessarily involve a number of assumptions and estimates and the evaluation of risks and uncertainties.  Various factors or events could cause Farmer Mac’s actual results to differ materially from the expectations as expressed or implied by the forward-looking statements, including uncertainties regarding:  (1) the ability of Farmer Mac to increase its capital in an amount sufficient to enable it to continue to operate profitably and provide a secondary market for agricultural mortgage and rural utilities loans; (2) the availability of reasonable rates and terms of debt financing to Farmer Mac; (3) fluctuations in the fair value of assets held by Farmer Mac, particularly in volatile markets; (4) increases in general and administrative expenses attributable to changes in the business and regulatory environment, including the hiring of additional personnel with expertise in key functional areas; (5) the rate and direction of development of the secondary market for agricultural mortgage and rural utilities loans, including lender interest in Farmer Mac credit products and the Farmer Mac secondary market; (6) the general rate of growth in agricultural mortgage and rural utilities indebtedness; (7) borrower preferences for fixed-rate agricultural mortgage indebtedness; (8) legislative or regulatory developments that could affect Farmer Mac; (9) the willingness of investors to invest in Farmer Mac Guaranteed Securities; and (10) developments in the financial markets, including possible investor, analyst and rating agency reactions to events involving GSEs, including Farmer Mac.  Other risk factors are discussed in Farmer Mac’s Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC on March 17, 2008 and in Farmer Mac’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, as filed with the SEC earlier today.  The forward-looking statements contained in this release represent management’s expectations as of the date of this release.  Farmer Mac undertakes no obligation to release publicly the results of revisions to any forward-looking statements included in this release to reflect new information or any future events or circumstances, except as otherwise mandated by the SEC.

Farmer Mac is a stockholder-owned instrumentality of the United States chartered by Congress to establish a secondary market for agricultural real estate and rural housing mortgage loans and rural utilities loans and to facilitate capital market funding for USDA-guaranteed farm program and rural development loans.  Farmer Mac’s Class C non-voting and Class A voting common stocks are listed on the New York Stock Exchange under the symbols AGM and AGM.A, respectively.  Additional information about Farmer Mac (as well as the Annual Report on Form 10-K and Quarterly Report on Form 10-Q referenced above) is available on Farmer Mac’s website at www.farmermac.com.  The conference call to discuss Farmer Mac’s third quarter 2008 financial results and the Corporation’s Form 10-Q for third quarter 2008 will be webcast on Farmer Mac’s website beginning at 11:00 a.m. eastern time, Tuesday, November 11, 2008, and an audio recording of that call will be available on Farmer Mac’s website for two weeks after the call is concluded.

* * * *